UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2014

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

In a press release dated November 13, 2014 (the “earnings press release”), BG Medicine, Inc. (the “Company”) announced financial results for the third quarter ended September 30, 2014 and provided a business update. A copy of the earnings press release is attached hereto as Exhibit 99.1. The financial information in the subheading, the information under the heading “Third Quarter Results,” the information under the heading “Conference Call and Web Cast” and the consolidated financial information included in the earnings press release are incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

The Company also provided information regarding its financial guidance for 2014 in the earnings press release. The information set forth in the second paragraph under the heading “Outlook for the Remainder of 2014” in the earnings press release is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

Item 8.01. Other Events.

Also in the earnings press release, the Company provided an update regarding its business and its decision to retain an investment bank and to explore strategic alternatives. The information set forth in the first paragraph under the heading “Outlook for the Remainder of 2014” and the information set forth under the heading “BG Medicine to Explore Strategic Alternatives,” together with the forward-looking statement disclaimer at the end of the earnings press release, are incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Earnings press release dated November 13, 2014.

As indicated herein, certain portions of the earnings press release are being furnished pursuant to Items 2.02 and 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: November 13, 2014	/s/ Stephen P. Hall
Stephen P. Hall
Executive Vice President & Chief Financial Officer